Exhibit 10.1

                                 LEASE AGREEMENT


This LEASE AGREEMENT ("Lease") is made and entered into this day of December, 1999 by and between CSM PROPERTIES, INC., a Minnesota corporation, ("Landlord") and QUANTECH LTD., a Minnesota corporation, ("Tenant").

SECTION 1. FUNDAMENTAL LEASE TERMS. Subject to the covenants, terms and conditions of this Lease as more particularly set forth herein, the fundamental terms of this Lease are as follows:

A. Premises (Section 2): Approximately 8,328 square feet of warehouse space, 7,340 square feet of manufacturing space, 5,114 square feet of office space, and 90 square feet of Common Building Areas (defined herein) (for a total of 20,872 rentable square feet of area) within the Project (defined herein) containing approximately 73,465 total rentable square feet of area and commonly known as the WATERS BUSINESS CENTER PHASE II.

B. Initial Lease Term (Section 4): Eighty-four and one-half months (84 1/2) full calendar months, commencing on April 15, 2000, and expiring on April 30, 2007.

C.       Base Rent (Section 5):

              Months           Monthly Base Rent          Per Sq. Ft.

              1-48                $15,967.08                 $ 9.18
              49-84               $17,462.91                 $10.04

         Option Term:
              85-144              $19,202.24                 $11.04

         Base Rent shall be subject to adjustment pursuant to the terms of this Lease.

D. Proportionate Share (Section 7): Twenty-eight and 41/100 percent (28.41%), subject to adjustment pursuant to the terms of this Lease.

E. Permitted Use (Section 10): General office, warehouse, and manufacturing and production of medical products in accordance with Food and Drug Administration standards.

F. Security Deposit (Section 24): Sixteen Thousand One Hundred Fifty-eight and 41/100 Dollars ($16,158.41).

G.       Address of Premises:  815 Northwest Parkway, Suite #100, Eagan, MN
         55121

H.       Addresses for Invoices and Payments:

         If to Landlord:                       If to Tenant:

         CSM PROPERTIES, INC.                  QUANTECH LTD.
         c/o CSM CORPORATION                   815 NORTHWEST PARKWAY, SUITE 100
         2575 UNIVERSITY AVE. W.,              EAGAN, MN  55121
         SUITE 150                             Attn:   Greg Freitag
         ST. PAUL, MN  55114-1024
         Phone: (651) 646-1717

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I.       Addresses for Legal Notices (Section 19):

         If to Landlord:                       If to Tenant:

         CSM CORPORATION                       QUANTECH LTD.
         2575 UNIVERSITY AVE. W.,              815 NORTHWEST PARKWAY, SUITE 100
         SUITE 150                             EAGAN, MN 55121
         ST. PAUL, MN  55114-1024              Attn:  Greg Freitag
         Attn: Director of Property Management

         (with copy to:)

         CSM CORPORATION
         2575 UNIVERSITY AVE. W.,
         SUITE 150
         ST. PAUL, MN 55114-1024
         Attn: General Counsel

SECTION 2. PREMISES.

A. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises ("Premises") comprised of approximately 8,328 square feet of warehouse space, 7,340 square feet of manufacturing space, 5,114 square feet of office space, and 90 square feet of Common Building Areas (20,872 total rentable square feet of area), which is depicted in the site plan attached hereto as EXHIBIT A. The building in which the Premises is located ("Building"), all other improvements within the area outlined on EXHIBIT A, Common Areas (as defined herein), and the real property underlying the same are collectively referred to herein as the "Project". The Project is commonly known as the WATERS BUSINESS CENTER PHASE II, is located at the street address of 815 Northwest Parkway, Eagan, Minnesota, is comprised of approximately 73,465 total rentable square feet of area. Landlord warrants that on the Lease Commencement Date the Premises shall be in compliance with all applicable laws, codes and ordinances, and all Building systems shall be in good working order and condition.

B. For the purposes of this Lease, the determination of the number of rentable square feet in the Premises, the Building, and the Project shall be made by measuring from the exterior face of exterior walls, and from the midline or centerpoint of interior or party walls. "As-built" measurements will be taken of the Building and Premises as soon as construction has progressed to the point where such measurement is possible. Landlord will certify such "as built" measurements to Tenant and thereafter, Landlord and Tenant shall execute an addendum to this Lease in the form of attached EXHIBIT B, confirming said measurements and adjusting (i) the area of the Building, Premises and Project, (ii) the Base Rent, and (iii) Tenant's pro rata share, to reflect the actual rentable square feet of area of the Building, Premises and Project, and such addendum shall thereupon be deemed attached hereto, incorporated herein, and by this reference made a part of this Lease. Until such time as said as-built measurements are available, Tenant agrees that the estimated square footage of the Premises and Project as set forth in Section 1.A. above shall be utilized to compute Base Rent, Tenant's pro-rata share of Operating Expenses, and any other sums due hereunder based in whole or in part on the square footage of the Premises, Building, or the Project.

SECTION 3. COMMON AREAS. Tenant and its employees, invitees and customers shall have the non-exclusive right to use, in common with Landlord and all other tenants and occupants of the Project, and their respective employees, invitees and customers, without charge, all areas and facilities of the Project outside the Premises and within the exterior boundaries of the Project that are provided and designated by Landlord from time to time for the general use and convenience of such parties (collectively, "Common Areas"). The term "Common Areas" shall include, without limitation, (i) all common mechanical rooms, utility rooms, restrooms, vestibules, stairways or corridors within the building(s) not intended to selectively serve one or more tenants (herein, "Common Building Areas"), and (ii) all exterior pedestrian walkways, patios, landscaped areas,

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sidewalks, service drives, plazas, malls, throughways, loading areas and parking areas not exclusively reserved to particular tenants, entrances, exits, driveways, and roads.

SECTION 4. LEASE TERM.

A. Tenant hereby takes the Premises from Landlord, upon and subject to the covenants, terms and conditions hereinafter set forth, for the term (herein, "term of this Lease" or "Lease Term") commencing on April 15, 2000 ("Commencement Date") and continuing through and including April 30, 2007 ("Expiration Date"). Except as set forth in this section, if Landlord for any reason whatsoever (except Tenant's default) cannot deliver possession of the Premises to the Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom, however, (i) all Rent shall be abated until Landlord delivers possession of the Premises to Tenant, and (ii) the Commencement Date shall be the actual date Landlord delivers possession of the Premises to Tenant and the Expiration Date shall be the last day of the 84th full calendar month thereafter. Landlord agrees to provide Tenant early occupancy of the Premises on March 1, 2000, under the same terms and conditions set forth herein, exclusive of payment of Base Rent and Operating Expenses. Notwithstanding the above, in the event that Landlord has not provided early occupancy of the Premises to Tenant in the condition required herein on or before March 15, 2000, and said delay was not contributed to by Tenant, then Landlord shall provide Tenant one-half (1/2) day of free Base Rent for each day the Premises has not been delivered after March 15, 2000, until April 1, 2000. In the event that Landlord has not provided early occupancy of the Premises to Tenant in the condition required herein on or before April 1, 2000, and said delay was not contributed to by Tenant, then Landlord shall provide Tenant one (1) day of free Base Rent for each day the Premises has not been delivered after April 30, 2000, until such date that Landlord delivers the Premises.

         In the event that Landlord has not delivered the Premises to Tenant in the condition required herein on or before May 1, 2000, and said delay was not contributed to by Tenant, then Tenant shall have the option to terminate this Lease with no further obligation upon delivery of written notice delivered to Landlord no later than May 5, 2000 and before Landlord delivers the Premises to Tenant.

B.       Tenant shall have the option to extend the term of this Lease for one
         (1) additional sixty (60) month term under the same terms and conditions contained herein, provided however, that the Base Rent shall be adjusted as set forth in Section 1.C. of this Lease. Tenant may exercise its option term by delivering written notice to Landlord, stating its irrevocable intent to exercise the option term, not less than 270 days prior to the expiration of the Lease Term. In the event that Tenant fails to deliver timely notice of its intent to exercise the option term, Tenant's right to the option term shall be deemed null and void. It shall be a condition of the exercise of the option term that Tenant not be in Default pursuant to Section 18 of this Lease.

SECTION 5. RENT. Tenant agrees to pay Landlord monthly in advance, without demand, offset, abatement or deduction, except as set forth herein, as base rent during the term of this Lease ("Base Rent"), the sum of money set forth in
Section 1.C. of this Lease, which has been computed based upon the total rentable area of the Premises.

The initial monthly installment of Base Rent shall be due and payable on or before the Commencement Date and all succeeding installments of Base Rent shall be due and payable on or before the first day of each succeeding calendar month during the term of this Lease; provided, however, that if the Commencement Date is other than the first day of a calendar month, then the monthly Rent for such partial month shall be prorated based on the number of days in such partial month and paid in advance. Tenant shall also pay to Landlord, as additional rent, all other sums due under this Lease and the word "Rent", as used in this Lease, shall mean the Base Rent and the additional rent payable hereunder. All Rent shall be payable to Landlord at the address set forth in Section 1.H. above, or at such other address as may from time to time be designated by Landlord.

If any Rent or other sum due from Tenant is not received by Landlord on or before the fifth (5th) day of the month for which the Rent or such sum is due, a late payment charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

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SECTION 6. SURRENDER OF POSSESSION AND HOLDING OVER.

In the event that Tenant does not vacate the Premises upon the expiration or termination of this Lease, Landlord shall have the option to treat Tenant's occupancy for the holdover period as either an at will occupancy or a month to month occupancy and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as Base Rent for the holdover period an amount equal to one and one-half (1.5) times the rate of Base Rent in effect on the date of expiration or termination of this Lease, together with all additional rent and other sums and charges as provided in this Lease. Notwithstanding Landlord's election to treat Tenant's occupancy as either an at will or month to month occupancy, Tenant agrees to vacate and deliver the Premises to Landlord at any time during the holdover period upon Tenant's receipt of notice from Landlord to vacate. The Rent payable during the holdover period shall be payable to Landlord either on demand or without demand, at Landlord's option. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the term of this Lease. Nothing contained herein shall be construed to give Tenant any right to hold over or to impair or limit any of Landlord's rights and remedies set forth in this Lease if Tenant holds over, including without limitation, the right to terminate this Lease at any time during such holdover period, to recover possession of the Premises from Tenant, or to recover damages from Tenant from such holding over.

SECTION 7. OPERATING EXPENSES. Tenant shall also pay Landlord monthly in advance, without demand, offset, abatement or deduction, except as set forth herein, as additional rent during the Lease Term, Tenant's Proportionate Share of all costs which Landlord may incur in owning, maintaining, operating, repairing and replacing the building(s), Common Areas and all other improvements within the Project. All such costs are referred to herein as "Operating Expenses" and are hereby defined to include, without limitation, the following:
(a) maintenance, operational, repair and replacement costs; (b) electricity, fuel, water, sewer, gas and other common utility charges for the Project; (c) equipment used to perform maintenance, operation, repair or replacement work for the Project; (d) exterior window washing and janitorial services; (e) debris, snow and ice removal; (f) landscaping; (g) management fees (not to exceed 4% of gross Rent); (h) wages and benefits payable to employees of Landlord employed to perform maintenance, operation, repair or replacement work for the Project; (i) all services, supplies, repairs, replacements or other expenses for maintaining, operating, repairing or replacing the Project; (j) improvements made to the Project which are required under any governmental law or regulation that was not applicable to the Project at the time it was constructed; (k) installation of any device or other equipment which improves the operating efficiency of any system within the Premises or the Project and thereby reduces Operating Expenses; (l) all real property taxes and installments of special assessments due and payable during the term of the Lease, including dues and assessments by means of covenants, conditions, easements or restrictions of record and/or owners' associations which accrue against the Project during the term of this Lease and legal fees incurred in connection with actions to reduce the same (excluding any special assessments relating to the initial construction of the Project); (m) all insurance premiums Landlord is required to pay, including without limitation, fire and extended coverage, commercial general liability insurance, rent loss insurance and other insurance reasonably required by Landlord with respect to the Project (and all costs borne by Landlord in repairing damage caused by risks which, though insured under such insurance policies, are not covered due to "deductible" provisions therein); (n) maintenance, repair and testing of fire sprinkler systems; (o) the yearly amortization of major non-recurring capital expenditures, costs and repairs which shall be amortized over the useful life of the expenditure, cost or repair as determined by Landlord, and (p) all other expenses which would generally be regarded as operating, repair, replacement and maintenance expenses or Common Area expenses. Notwithstanding the above, Operating Expenses shall not include the following expenses:

         1. Original Construction. All costs incurred in connection with or directly related to the original construction (as distinguished from operation, repair, maintenance and replacement) of the Project.

         2. Initial Development. Legal and other fees, leasing commissions, advertising expenses and other costs incurred in connection with acquisition of the land, or the original development or original leasing of the Project.

         3. Equipment and Systems Leasing. The costs of renting or leasing anything other than items, the purchase price of which could be included in Operating Expenses hereunder, except that this shall not preclude Landlord from renting tools, equipment or machinery utilized to perform its maintenance, repair and replacement obligations.


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         4.       Compliance with Laws. The cost of changes to the Building
                  (excluding the Premises), the parking structure, or the appurtenances made in order to comply with any laws, statutes, ordinances, rules or directives in existence on the date of this Lease and not related to Tenant's specific use of the Premises.

         5. Employee Limitation. All costs for any employees of Landlord above the rank of building manager and reasonable allocation of the costs of all employees of Landlord at or below the rank of building manager whose duties include work on other buildings or projects of Landlord or on activities the costs of which are otherwise excluded from operating costs.

         6. Management and Accounting Services. Other than the agreed upon management fee set forth in Section 7(g) above, all costs and expenses associated with management and accounting services for the Project including but not limited to all expenses of a centralized office, the wages, salaries, bonuses and benefits of all management personnel, costs of preparation and handling of accounts receivable and accounts payable, and the payment of any rent, operating expenses or taxes for an on-site management office.

         7. Depreciation. Any charge for depreciation or amortization of the cost of any of the original improvements of the Project.

         8. Ground Leases and Easements. Any charges for ground leases or other underlying leases, easements or any other similar or dissimilar use fees or other costs related to the use of the land.

         9. Financing Costs. Financing and refinancing costs, interest on debt or amortization payments on any mortgage or mortgages.

         10. Correcting Defects. Costs of correcting defects in the design or construction of the Building, the major Building systems or the material used in the construction of the Building (including latent defects in the Building or the inadequacy of design of the Building) or in the Building equipment or appurtenances thereto.

         11. Damage by Other Tenants. The costs of any repair to remedy damage caused by or resulting from the negligence of any other tenants in the Project, including their agents, servants, employees or invitees, together with the costs and expenses incurred by Landlord in attempting to recover such costs, but only to the extent Landlord actually recovers all of the foregoing costs from such other tenants.

         12. Leasing Costs. All costs related to any leasing or releasing of the Project.

         13. Improvements to Rentable Areas. Costs incurred in renovating or otherwise improving or decorating or redecorating space (including painting, carpet shampooing, drapery cleaning and wall washing) for tenants or other occupants in the Building or vacant rentable space in the Building and costs incurred by Landlord, whether or not reimbursed to Landlord by other tenants, in connection with installation of above-shell condition improvements.

         14. Bad Debts or Rent Loss. A bad debt loss, rent loss or reserves for bad debts or rent loss, provided, however, the cost of purchasing rent loss insurance shall not be excluded.

         15. Affiliates - Excessive Payments. Any item of cost which represents an amount paid to an affiliate of Landlord or an affiliate of any partner or shareholder of Landlord, or to the Building management company or an affiliate of the Building management company, to the extent the same is in excess of the reasonable cost of said item or service in an arms length transaction. For the purposes hereof "affiliate" shall include subsidiaries of Landlord or any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with Landlord or the Building management company.

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         16.      Bad Faith Payments - Kickbacks. Costs or expenses incurred by
                  Landlord which represent amounts spent by Landlord or its agents in bad faith and an amount equal to any costs which represent any payments received by Landlord or the Building manager, or the employees or officers of either, from suppliers of goods or services as kick-backs, finders fees, expediting fees or other similar fees.

         17. Operation of Landlord's Business; Tax Protest; Preservation of Asset. Any and all costs (including legal fees and costs of lawsuits) associated with the operation of the business of the entity which constitutes Landlord or preservation of the Landlord's interest in the Building; excluded items shall specifically include, but shall not be limited to, formation of the entity, internal accounting and legal matters, including but not limited to preparation of tax returns and financial statements and gathering of data therefor, costs of defending any lawsuits with any mortgagee, costs of selling, syndication, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, costs of any disputes between Landlord and tenants within the Project including, without limitation, Tenant. Landlord may pass through legal fees and other costs associated with property tax reduction protest procedures as a component of Operating Expenses.

         18. Tenant Specific Costs. All costs and expenses arising solely out of the specific needs or character of a particular tenant or such tenant's officers, employees, agents or customers, whether or not Landlord recovers such costs from such tenant. Any increased costs resulting from Landlord permitting third parties to use the common elements of the Project for income producing activities.

         19. Disproportionate Costs; Excess Services. All costs and expenses resulting from the delivery to other tenants of services, utilities, or the use of building facilities or other benefits which are either proportionately greater in quantity or higher in quality than those delivered to Tenant regardless of whether or not the cost of such services is recovered by Landlord.

         20. Excess HVAC. Landlord's costs of excess electricity, incremental heating, ventilation, or air conditioning and other services sold or provided to tenants which are proportionately greater than those provided to Tenant whether or not Landlord is entitled to be reimbursed by such tenants.

         21. Landlord's Negligence. Any expense incurred as a result of the adjudicated negligence of Landlord, its agents, servants or employees.

         22. Reimbursed Costs. Any items not otherwise excluded to the extent Landlord is reimbursed therefore by insurance or otherwise compensated, including direct reimbursement by any tenant, less the out-of-pocket cost of collection (including, without limitation, reasonable attorneys' fees).

         23. Interest and Penalties. All interest or penalties incurred as a result of Landlord's failure to pay any costs or taxes as the same shall become due.

         24. Duplicate Charges. Any costs which would duplicate other costs theretofore including in Operating Expenses.

         25. Rent Loss Insurance. The cost of rent loss insurance which insures against rent loss for a period in excess of 24 months.

         The following items shall be credited to and shall be used to reduce Operating Expenses:

         1. Income from Common Areas. Any income from use, seasonal or otherwise, of common areas in the Project, to the extent that the fees for such use exceed the costs of permitting such use.

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         2.       Cash Discounts. Any cash discounts received by early or prompt payment.

Tenant's proportionate share of Operating Expenses ("Proportionate Share") shall be equal to a fraction, the numerator of which is the total rentable square footage of the Premises, and the denominator of which is the total rentable square footage of the Project. Landlord may invoice Tenant monthly for one twelfth (1/12th) of Tenant's estimated annual Proportionate Share of Operating Expenses for each calendar year, which amount shall be adjusted from time-to-time by Landlord based upon anticipated Operating Expenses. Tenant's Proportionate Share of Operating Expenses for the years in which the Lease Term commences and terminates shall be prorated as equitably determined by Landlord based upon the Commencement Date and date of termination of the Lease Term. Notwithstanding anything contained herein to the contrary, during the year in which this Lease terminates, Landlord, prior to the termination date, shall have the option to invoice Tenant for Tenant's Proportionate Share of the Operating Expenses based upon the previous year's Operating Expenses.

Within six (6) months following the close of each calendar year, Landlord shall provide Tenant an accounting showing in reasonable detail the computations of Operating Expenses due pursuant to this Section, provided, however, that Landlord's failure to timely provide any such accounting within the applicable six (6) month period shall not relieve Tenant of its obligation to pay any sums due to Landlord relative to any such reconciliation. If the accounting shows that the total of the monthly payments made by Tenant exceeds the amount of Operating Expenses due by Tenant under this Section, the accounting shall be accompanied by evidence of a credit to Tenant's account, except that if the Lease Term has expired, then the amount of the credit shall be paid to Tenant. If the accounting shows that the total of the monthly payments made by Tenant is less than the amount of Operating Expenses due by Tenant under this Section, the accounting shall be accompanied by an invoice for the additional Operating Expenses due from Tenant and Tenant shall pay Landlord the amount set forth in the invoice within (10) days following receipt of same.

Within one hundred eighty (180) days after receipt of Landlord's annual reconciliation statement for Operating Expenses, Tenant may audit Landlord's books and records relative to computation of Operating Expenses referenced in said reconciliation statement. If Tenant does not perform such audit within said one hundred eighty (180) day period, Tenant shall be deemed to have waived its right audit the applicable reconciliation statement and charges referenced therein. Tenant may perform only one (1) such audit in each calendar year during the Lease Term. Any such audit shall be performed at the offices of Landlord and shall be performed at Tenant's sole cost and expense; provided, however, in the event the audit reveals that Landlord has overcharged Tenant by more than five percent (5%), then, in addition to refunding the overpayment, Landlord shall pay the reasonable cost of the audit, excluding the cost of travel, lodging and meals.

SECTION 8. UTILITIES. Commencing on the earlier of the Commencement Date or the date Landlord delivers possession of the Premises to Tenant, Tenant shall also pay when due, without demand, offset or deduction, as additional rent during the Lease Term, all charges for utilities furnished to or for the use or benefit of Tenant or the Premises. All utilities except water and sewer service for the Premises will be separately metered and Tenant shall pay consumption charges for the same directly to the utility provider when due. Consumption charges for any utilities not separately metered shall be included within the definition of Operating Expenses set forth in Section 7 above; provided, however, that if Tenant and one or more (but less than all) other tenants of the Project share a utility meter, then Tenant shall pay Landlord monthly one-twelfth (1/12) of Tenant's annual estimated pro-rata share of consumption charges for such shared utility service as equitably determined by Landlord. Landlord shall not be liable for damages or otherwise, and Tenant shall have no right of demand, offset, abatement or deduction, if any utility provider's service to the Premises is interrupted or impaired by weather, fire, accident, riot, strike, act of God, the making of necessary repairs or improvements, or any other causes beyond the reasonable control of Landlord. If any public authorities require a reduction in energy consumption in the use or operation of the Project, Tenant agrees to conform to such requirements in accordance with reasonable, uniform and non-discriminatory standards established by Landlord.

SECTION 9. ADDITIONAL TAXES. If applicable in the jurisdiction where the Premises are located, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes arising from Tenant's operation of its business within the Premises, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the Base Rent, additional rent, Operating Expenses or other charge upon which the tax is based as set forth above.


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SECTION 10. PERMITTED USE. The Premises are leased to Tenant solely for the use and purpose set forth in Section 1.E. of this Lease ("Permitted Use"). Tenant shall not use, occupy, or permit the use or occupancy of the Premises or any portion thereof for any other use or purpose whatsoever, without obtaining the prior written consent of Landlord given in its reasonable discretion.

SECTION 11. ADDITIONAL OBLIGATIONS OF TENANT.

A. Occupancy and Use. Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Tenant shall not permit any operation which emits any noise, odor, or matter which intrudes into other portions of the Project or otherwise interferes with, annoys or disturbs any other tenant or occupant of the Project in its normal business operations or Landlord in its management of the Project. Tenant shall not permit any waste on the Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or which would, in any way, increase the premiums for or render void the casualty insurance on the Project. Tenant, its employees, vendors and suppliers shall not utilize any portion of the loading dock area or the Common Areas for parking, placement, or storage of trailers, storage containers, or their equivalents used in whole or in part for storage of inventory, supplies, goods or the like, except with Landlord's prior written consent.

B. Signs. Tenant shall not install, place, erect, or paint any sign, marquee or awning of any type or description in or about the Premises or Project which are visible from the exterior of the Premises, except those signs submitted to and approved by Landlord in writing, and which signs are in conformance with Landlord's sign criteria attached hereto as EXHIBIT C. Landlord shall have the right to approve the type and size, location and color of all signs which Tenant desires to use or place in or upon the exterior or windows of the Premises or the building within which the Premises is located. Landlord may make any use it desires of the exterior portions of the Building that do not materially interfere with Tenant's signage as approved by Landlord hereunder.

C. Compliance With Laws, Rules and Regulations. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Premises; provided, however, that Landlord shall be responsible for complying with all laws, codes and ordinances requiring alterations to the Premises that are in existence on the date of Tenant's original occupancy of the Premises and that are not related to Tenant's specific use of the Premises. Tenant will comply with the reasonable rules and regulations of the Project adopted by Landlord. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Project or the Premises. All rules and regulations of the Project, and amendments or modifications thereof, will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

D. Tenant's Insurance Obligations. Tenant shall, during the term hereof, keep in full force and effect at its expense the following insurance coverages:

         (1) Property insurance written on the Insurance Service Office's Special Perils form, or equivalent, covering the full replacement value of Tenant's property (including, but not limited to, any furniture, machinery, goods, inventory or supplies), trade fixtures and tenant installed or paid for improvements to the Premises and including plate glass insurance;

         (2) Commercial General Liability insurance in an amount of not less than $1,000,000 per "occurrence" and $2,000,000 "aggregate" per location, insuring Tenant, its employees, agents, contractors and invitees against liability for bodily injury, death, personal injury, and including contractual liability coverage pertaining to Tenant's obligations under this Lease. The amount of such liability insurance shall not limit Tenant's liability under this Lease. Such policy or policies shall name Landlord, CSM Corporation (or Landlord's other designated management agent), Landlord's designated mortgagee, and such other parties as Landlord may reasonably request as additional insureds and shall provide that thirty
                  (30) days' prior written notice must be given to Landlord prior to modification or cancellation of such policy of insurance.

         Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed, and thereafter from time to time upon written request of Landlord, that such coverages are in full force and effect. Upon Landlord's request, Tenant shall also provide Landlord with a copy of such policies of insurance. All such insurance carried by Tenant shall be issued by companies reasonably acceptable to Landlord having an A.M. Best Company rating B+ or better.

E. Tenant's Maintenance and Repair Obligations. Tenant shall at its sole expense and all times throughout the term of this Lease, including renewals and extensions thereof, keep and maintain the Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations, subject to Section 11.C. and reasonable wear and tear, casualty damage, and Landlord's repair obligations. Tenant's obligations hereunder shall include, but not be limited to, the maintenance (including, without limitation, regular and preventative maintenance), repair and replacement, if necessary, of the heating, ventilation, air conditioning, lighting and plumbing fixtures and equipment, fixtures (including trade fixtures), motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors, docks, lifts, dock levelers, and dock shelters and the replacement of all broken glass, to the extent such items exclusively serve the Premises. When used in this provision, the term "repair" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. Upon completion of the Landlord Improvements (defined in Section 12.D. herein), Landlord agrees to assign to Tenant all warranties made available to Landlord that pertain to items to be maintained by Tenant during the Lease term. Tenant shall keep and maintain all portions of the Premises and the sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice. At the written request of Landlord, Tenant shall provide to Landlord written proof substantiating Tenant's performance of any maintenance, repair or replacement required under the terms hereof. If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease after Landlord notifies Tenant to do so, and Tenant fails to complete within thirty (30) days thereafter (or such reasonable amount of time if the cure is of such nature that it cannot be completed within thirty (30) days), Landlord may make such repairs, without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, trade fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all costs incurred by Landlord in making such repairs within fifteen (15) days after Landlord delivers to Tenant an invoice for such costs. If, during the last twenty-four (24) months of the option term (if applicable), any heating, ventilation and air conditioning unit or unit heater shall need replacement (for purposes of this provision, a heating, air conditioning and ventilation unit or unit heater in need of replacement shall be defined as a malfunctioning unit requiring repairs in an amount in excess of the current value of the unit), then Landlord shall pay the cost of the replacement, and Tenant shall pay Landlord yearly as additional rent , one-tenth of the cost of the unit for the earlier of the remaining term of the Lease and extensions thereto, or ten (10) years from the date of replacement.,

F. Initial Improvements; Subsequent Alterations and Improvements. Tenant shall have the right and obligation, at its sole cost and expense, to construct and install, subject to the terms of this Lease, all tenant improvements, furniture, trade fixtures, equipment, machinery and other improvements necessary for Tenant to utilize the Premises for its Permitted Use. Prior to installing any initial tenant improvements on or within the Premises, Tenant shall obtain Landlord's written approval of plans and specifications for such improvements. Tenant shall not make or allow to be made any subsequent alterations, physical additions, or other improvements in or to the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Tenant shall have the right to make interior, non-structural alterations that do not affect the mechanical, electrical or utility systems of the Building or Project costing less than $10,000.00 without obtaining Landlord's consent. Landlord may require in its sole discretion, as a condition of its consent to any initial or subsequent tenant improvements, alterations, physical additions or other improvements (collectively, "Improvements"), costing more than $100,000.00, that Tenant provide to Landlord at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1.5) times the estimated cost of labor and materials for the Improvements, to insure Landlord against any liability for mechanic's and materialmens' lien and to insure completion of the work. Any Improvements in or to the Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; provided, however, Landlord may, as a condition to Landlord's consent to any such Improvements, require Tenant to remove all or part of such Improvements upon expiration or earlier termination of the Lease Term, (provided that this requirement is communicated in writing at the time Landlord consents to the Improvement) and further provided, that, this clause shall not apply to personal property, inventory, goods, moveable equipment, machinery, trade fixtures, and/or furniture owned by Tenant (collectively, "Tenant's Personal Property"), which shall be removed by Tenant prior to the end of the term of this Lease. Tenant shall repair any damage to the Premises arising from installation or removal of such Improvements or Tenant's Personal Property in order to restore the Premises to the condition existing at the time Tenant took possession. All costs of installation and removal of such Improvements and Tenant's Personal Property and repair to the Premises relating thereto, shall be paid by Tenant and if not paid, shall be deemed additional rent recoverable by Landlord under this Lease.

G. Hazardous Substances. Tenant and its agents, employees, contractors, customers and invitees shall not bring or permit to remain on, under or about the Premises or the Project (except for small quantities reasonably required in the ordinary course of Tenant's business operations in the Premises, to the extent used in compliance with applicable laws), any asbestos, petroleum or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous materials, or hazardous substances under any federal, state, or local law or regulation ("Hazardous Materials"). Tenant's violation of the foregoing prohibition shall constitute a material breach and default hereunder and Tenant shall indemnify, hold harmless and defend (with counsel reasonably approved by Landlord) Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorneys fees and expenses and court costs) caused by or arising out of (i) a violation of the foregoing prohibition by Tenant or (ii) the presence of any Hazardous Materials on, under, or about the Premises or the Project during the term of the Lease caused by or arising, in whole or in part, out of the actions or omissions of Tenant or its agents, employees, contractors, customers or invitees. Tenant shall clean up, remove, remediate and repair any soil or ground water contamination and damage caused by the presence or release of any Hazardous Materials in, on, under or about the Premises or the Project during the term of the Lease caused by or arising, in whole or in part, out of the actions or omissions of Tenant or its agents, employees, contractors, customers or invitees, in conformance with the requirements of Landlord and applicable law. Tenant shall immediately give Landlord written notice of (i) any suspected breach of this paragraph, (ii) upon learning of the presence or release of any Hazardous Materials on or about the Premises or the Project, (iii) upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises or the Project, or
         (iv) upon receipt of notice of pending or threatened claims against Tenant due to the presence or release of Hazardous Materials on or about the Premises or the Project. The obligations of Tenant hereunder shall survive the expiration or earlier termination of this Lease and the monetary obligations of Tenant shall be deemed additional rent payable to and recoverable by Landlord hereunder. At Landlord's option, any penalties, damages or costs of compliance arising from the presence or release of Hazardous Materials not caused by the acts or omissions of Landlord or its employees, agents or contractors, may be included within the definition of Operating Expenses pursuant to Section 7 above, except in no event shall Tenant be required to contribute more than $1,000.00 per calendar year. Landlord shall indemnify, hold harmless and defend (with counsel reasonably approved by Tenant) Tenant from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorneys fees and expenses and court costs) caused by or arising out of the presence or release of Hazardous Materials on or about the Premises or the Project at any time prior to execution of this Lease, or at any time after execution, except to the extent that Tenant has contributed to said presence or release. This indemnity shall survive the termination of the Lease.

H. Mechanic's and Materialmen's Liens. Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any mechanic's lien is filed against the Premises or the Project relative to such work, materials or obligations, Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's sole cost and expense, a bond, letter of credit or cash escrow in an amount equal to one and one-half (1.5) times the amount of the lien, to insure Landlord against any liability for such mechanic's lien. Tenant agrees that if any construction on, improvement to, or alteration of the Premises is performed by or on behalf of Tenant (other than any improvements to be constructed by Landlord), then Tenant will post in a conspicuous place on the Premises a notice that Landlord is not liable for the payment of the cost of any such construction, improvement or alteration and that neither the Premises or the Project shall be subject to lien therefore.

I. Financial Statements. Tenant shall, within fifteen (15) days following request by Landlord or Landlord's present or prospective lender, furnish to Landlord, Tenant's most current financial statements available to the general public (including a balance sheet and an income statement) certified by an officer or general partner of Tenant, which statements shall be in reasonable detail and conform to generally accepted accounting principles. Landlord covenants and agrees that said financial statements shall be kept and maintained by Landlord in a confidential manner, except to the extent used by Landlord in connection with the sale and/or mortgaging of the Project or a part thereof.

J. Miscellaneous. Tenant shall not overload, damage or deface the Premises or do any act which may make void or voidable any insurance on the Premises or the Project, or which may render an increased or extra premium payable for such insurance.

K. Obligations Upon Termination. Upon the termination of this Lease in any manner whatsoever, Tenant shall (i) remove Tenant's Personal Property (and the personal property of any other person claiming under Tenant) and those improvements constructed by Tenant either without Landlord's prior written consent or with Landlord's prior written consent given conditioned upon Tenant's covenant to remove such improvements upon termination of this Lease, and (ii) quit and deliver up the Premises to Landlord peaceably and quietly in as good order and condition as the same are now in or hereafter may be put in by Landlord or Tenant, reasonable use and wear thereof, damage by casualty, and repairs which are Landlord's obligation excepted. Any improvements required to be removed by Tenant upon the termination of this Lease or any of Tenant's Personal Property that are not removed on before the date of termination of this Lease, however terminated, shall be deemed abandoned and Landlord may dispose of the same as it deems prudent and any cost in regard thereto shall be payable by Tenant as additional Rent.

J. Scope of Tenant's Obligations. Tenant's obligations under this Section 11 shall extend to and include the obligation of Tenant to require its employees, agents, contractors, and invitees to do or not do such acts, as the case may be.

SECTION 12.  OBLIGATIONS OF LANDLORD.

A. Landlord's Maintenance and Repair Obligations. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises or the Project during the term of this Lease except as are specifically set forth in this Section or elsewhere in this Lease. Landlord shall maintain only the roof, foundation, parking areas, and Common Areas, and the structural soundness of the exterior walls and other structures within the Project, provided, that Landlord's cost of maintaining, replacing and repairing the items set forth in this Section shall be included within the definition of Operating Expenses pursuant to Section 7 of this Lease. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of any repairs, alterations or additions made by Landlord under this Lease; provided, however, if Landlord fails to complete its obligations within thirty
         (30) days after written notice from Tenant, or a reasonable amount of time if the nature of the obligation is such that it cannot be performed within thirty (30) days, Tenant shall have the right to complete such repair or replacement and deduct the costs from the rent payable hereunder, subject to the "Maximum Offset Amount" (defined herein). Notwithstanding anything contained in this Lease to the contrary, Tenant shall not deduct more than fifty percent (50%) of the Base Rent from any monthly installment of Base Rent if there are sufficient months remaining in the term of this Lease within which to fully recover the amount owed by Landlord (the "Maximum Offset Amount").

B. Landlord's Insurance Obligations. During the term of this Lease, Landlord shall carry Property insurance coverage on the Project in commercially reasonable amounts. Landlord shall not be obligated in any way or manner to insure any of Tenant's Personal Property (including, but not limited to, any furniture, machinery, goods, inventory, supplies or trade fixtures) upon or within the Premises or any improvements which Tenant may construct on or within the Premises. Landlord shall also carry Commercial General Liability insurance in an amount of at least $1,000,000 per "occurrence" and $2,000,000 "aggregate" per location. Landlord may also carry such other insurance coverage, including without limitation, rent loss insurance, of the type and in amounts as Landlord deems prudent. In lieu of the foregoing, all insurance carried or required to be carried by Landlord relative to the Project and other properties owned by Landlord may be maintained under a policy or policies of insurance both primary and excess, and all premiums paid by Landlord for such insurance, and the cost of repairs not covered under such insurance due to deductible provisions, shall be included within the definition of Operating Expenses subject to the terms of Section 7 of this Lease. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord under this Lease even if the cost of such insurance is borne by Tenant pursuant to Section 7 of this Lease. If an increase in any insurance premiums paid by Landlord relative to the Project is caused by Tenant's use of the Premises or Tenant's vacating or abandoning the Premises, then Tenant shall pay the amount of such increase as additional rent to Landlord.

C. Landlord's Warranty of Possession. Landlord warrants that it has the right and authority to execute this Lease, and Tenant, upon payment of the required Rent and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Premises during the full term of this Lease as well as any extension or renewal thereof. Landlord shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Tenant's use and enjoyment of the Premises. Notwithstanding the above, Landlord agrees to use reasonable efforts to ensure that Tenant's direct use and enjoyment of the Premises is not disrupted by third parties so long as Tenant is not in default under the terms of the Lease.

D. Landlord's Improvements. Landlord will complete the construction of the improvements to the Premises in accordance with plans and specifications agreed to by Landlord and Tenant attached hereto as EXHIBITS D and E (the "Landlord Improvements"). Within seven (7) days of receipt of construction drawings to be prepared by Landlord, Tenant shall execute a copy of the construction drawings and, if applicable, change orders setting forth the amount of any costs to be borne by Tenant. In the event Tenant fails to execute the construction drawings and change orders within the seven (7) day period, Landlord may, at its sole option, notify Tenant that the Base Rent shall commence on the Commencement Date even though the Landlord Improvements to be constructed may not be complete. Any changes or modifications to the approved plans and specifications shall be made and accepted by written change orders or agreement signed by Landlord and Tenant and shall constitute an amendment to this Lease. Landlord agrees to warrant the labor, materials and construction of the Landlord Improvements for a period of one (1) year following the Lease Commencement Date.

SECTION 13. ASSIGNMENT AND SUBLETTING. Tenant shall not either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the employees, agents, servants, and invitees of Tenant excepted) to occupy or use the Premises or any portion thereof, without the prior written consent of Landlord and any holder ("Lender") of a loan secured in whole or in part by Landlord's interest in all or part of the Project (but only to the extent Landlord is required to obtain such Lender's consent pursuant to the applicable loan documents). Except as provided for herein, any assignment or transfer of this Lease by transfer of a majority interest of stock pursuant to an asset sale, merger, consolidation or liquidation, shall constitute an assignment for purposes of this Section.

If Tenant desires to assign or sublet all or any part of the Premises, Tenant shall notify Landlord at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the type of use, financial condition, gross sales, business experience, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen (15) days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed sublease or assignee, Landlord shall have either of the following options: (i) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) less any cost associated with the sublease or assignment, exceeds the Base Rent payable under this Lease for such space, Tenant shall pay to Landlord one-half (1/2) of all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant; or (ii) refuse, in Landlord's reasonable discretion and judgement, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise. Notwithstanding the foregoing, Tenant shall have the right, after prior written notice to Landlord, to assign this Lease to any entity that controls, is controlled by, or is under common control with Tenant, or to any entity that acquires all or substantially all of Tenant's stock or assets, without obtaining Landlord's consent, except that in no event shall such assignment release Tenant from its obligations under the Lease.

In the event of any assignment or sublease, any option or right of first refusal granted to Tenant shall not be assignable by Tenant to any assignee or sublessee without Landlord's prior written consent. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Upon the occurrence of a Default hereunder, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease. Any acceptance of Rent or collection by Landlord of other sums directly from the assignee, sublessee or any other person shall not be construed as a novation or release of Tenant or any guarantor from the further performance of their respective obligations under this Lease or any guarantee hereof, and shall not be construed as a waiver by Landlord of any provisions hereof or any right hereunder.

Except as set forth herein, any assignment or subletting without consent of Landlord and, to the extent required, any Lender, shall be void, and shall at the option of Landlord, constitute a default under this Lease. Consent to one assignment, subletting, occupation or use by any other person or entity shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person or entity. No subletting or assignment by Tenant, made with or without Landlord's consent, shall ever release Tenant from its obligation to pay the Rent and perform all other obligations to be performed by Tenant hereunder for the term of this Lease, or release any guarantor from any obligation or liability under any guarantee of this Lease.

SECTION 14. LANDLORD'S RIGHT OF ACCESS. Upon reasonable prior notice, at any and all reasonable times hereunder, except in the event of an emergency, Tenant shall give Landlord and its employees or its authorized agents or contractors access to the Premises to inspect the same, to show the Premises to prospective purchasers, lessees, mortgagees, insurers or other interested parties, and to alter, improve or repair the Premises or any other portion of the Project. So long as Tenant's business operations are not materially and adversely affected, Tenant hereby waives any claim for damages for injury or inconvenience to or interference with Tenant's business, any loss of occupancy or use of the Premises, and any other loss occasioned thereby. Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord or its employees or its authorized agents or contractors from entering the Premises. Landlord shall have the right to use any and all reasonable means which Landlord may deem proper to open any door in an emergency without liability therefor. Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires in, to and through the Premises as often and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper use, operation and maintenance of the Project, so long as Tenant's business operations are not materially and adversely disturbed.

SECTION 15. INDEMNITY AND WAIVER OF SUBROGATION.

A. Release and Indemnity. Tenant agrees that Landlord, its management agent and their respective officers, directors, shareholders, employees and agents shall not be liable to Tenant, its employees, agents, contractors and invitees for, and Tenant hereby releases such parties from, any damage, compensation, liability, loss or claim from any cause, other than Landlord's breach of its obligations under this Lease or the willful misconduct of Landlord or its management agent, relative to or arising from: (i) loss or damage to personal property, equipment, machinery, furniture, trade fixtures or Tenant installed or paid for improvements in or about the Premises; (ii) lost profits, business interruption or other consequential damages arising out of the interruption in the use of the Premises; (iii) any injury to person or damage to property on or about the Premises caused by any act or omission of Tenant, its agents, employees, contractors, customers, or invitees; (iv) any criminal act by any person other than Landlord or its management agent; or (v) or arising from the improvements located on the Premises being out of repair or the failure or cessation of any service provided by Landlord, including without limitation, utilities (except to the extent due to the negligent acts of Landlord). Tenant agrees to hold harmless, defend (with counsel reasonably approved by Landlord) and indemnify Landlord against any damage, compensation, liability, loss or claim arising out of any personal injury, death or property loss or damage occurring in or about the Premises during the Lease Term, regardless of when such claim is made, except to the extent caused by the negligence or willful misconduct of Landlord. Landlord agrees to hold harmless, defend and indemnify Tenant against any damage, compensation, liability, loss or claim arising out of any personal injury, death or property loss or damage occurring in, or about the Common Areas of the Project during the Lease Term, regardless of when such claim is made, except to the extent of the negligence or willful misconduct of Tenant, its employees, agents, contractors and invitees.

B. Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and release each other and their respective officers, directors, shareholders, employees and property manager of and from any and all right of liability, recovery, claim, action or cause of action, against each other (or anyone claiming through or under them by way of subrogation or otherwise), for any damage, compensation, liability, loss or claim, regardless of cause or origin, including without limitation, negligence of Landlord or Tenant and their respective officers, directors, shareholders, employees and agents, to the extent covered or required to be covered by insurance pursuant to this Lease to the extent permitted by such insurance policies. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or waiver of claims shall not be operative in any case where the affect of the release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder.

SECTION 16.  CASUALTY LOSS.

A. Total Destruction. If all of the Premises or the Project are totally destroyed by fire or any other event ("Casualty"), then this Lease shall terminate at the option of either Landlord or Tenant by written notice to the other party within sixty (60) days following the date of Casualty, and the Rent shall be abated for the unexpired portion of the Lease effective as of the date of Casualty.

B. Partial Destruction. If the Premises is partially damaged by Casualty, and if the Premises are damaged to such extent that the damage cannot, in Landlord's reasonable judgment, be rebuilt or repaired economically (taking into account the time necessary to receive any insurance proceeds and using normal construction methods without overtime or other premium) within one hundred eighty (180) days after the date of Casualty, then this Lease shall terminate at the option of Landlord or Tenant by written notice to the other party within sixty (60) days following the date of Casualty, and the Rent shall be abated for the unexpired portion of the Lease effective as of the date of Casualty. Notwithstanding anything contained herein to the contrary, if the Premises or the Project is partially damaged by Casualty and either (i) insurance proceeds are not made available to Landlord or are inadequate for restoration, or (ii) repair or restoration of the same would not be economically prudent in Landlord's reasonable determination, then Landlord shall have the right to terminate this Lease by written notice to Tenant within sixty (60) days following the date of Casualty, and the Rent shall be abated for the unexpired portion of the Lease effective as of the date of Casualty.

C.       Restoration Obligations. If this Lease is not terminated pursuant to
         Section 16.A. or Section 16.B above, then Landlord shall, at its sole expense, proceed with reasonable diligence, subject to Force Majeure Delays (as defined in Section 27.G. of this Lease) to rebuild or repair the Premises (exclusive of improvements, alterations or changes thereto made or paid for by Tenant), the building(s) or other improvements within the Project to as near the condition in which they existed immediately prior to the date of Casualty as reasonably possible. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the Casualty, and the Casualty was not caused or contributed to by the actions or omissions of Tenant, its agents, employees, contractors, customers or invitees, then the Rent payable under this Lease during the period for which the Premises are untenantable shall be abated in proportion to the areas of the Premises rendered untenantable (as reasonably and equitably determined by Landlord) from the date of Casualty until restoration is completed by Landlord.

D. Insurance Proceeds. Tenant hereby waives any right in or claim to the proceeds of any policy of insurance maintained by Landlord under this Lease. If any insurance proceeds are recoverable on account of any Casualty affecting the Premises or the Project, then Tenant agrees that as between this Lease and any recorded mortgage, deed of trust or other instrument presently existing or hereafter created covering Landlord's interest in all or part of the Premises or the Project, and all increases, refinancings, extensions, renewals, amendments and modifications thereof (collectively, "Mortgage"), the terms of such Mortgage shall govern and be determinative relative to the payment and disposition of such proceeds. Notwithstanding anything contained herein to the contrary, if the holder of a Mortgage purchases or acquires Landlord's interest in the Premises or the Project by foreclosure sale or deed in lieu thereof, then such holder shall not be bound by the restoration obligations set forth in this Section 16 and shall have the right to apply or dispose of any insurance proceeds recoverable under insurance maintained by Landlord under this Lease pursuant to the terms of such Mortgage.

SECTION 17. EMINENT DOMAIN.

A. Total Taking. If the entire Premises or the Project are taken by eminent domain, this Lease shall automatically terminate as of the date of taking, and the Rent shall be abated for the unexpired portion of the Lease effective as of the date of the taking.

B. Partial Taking. If part of the Premises or the Project is taken by eminent domain, Landlord shall have the right to terminate this Lease as of a date specified by Landlord by giving written notice thereof to Tenant within sixty (60) days after the date of taking. If such a significant portion of the Premises is taken so as to materially and adversely affect Tenant's use and enjoyment of the Premises for the purposes intended under this Lease, then Tenant shall have the right to terminate this Lease as of a date specified by Tenant by giving written notice to Landlord within sixty (60) days after the date of taking. If neither party elects to terminate this Lease, then Landlord shall, at its sole expense, proceed with reasonable diligence, subject to Force Majeure Delays, rebuild or repair the Premises (exclusive of improvements, alterations or changes thereto made or paid for by Tenant), the building(s) or other improvements within the Project to as near the condition in which they existed immediately prior to the date of taking as reasonably possible. If part of the Premises is rendered untenantable following any taking, then the Rent payable under this Lease shall be abated in proportion to the areas of the Premises rendered untenantable (as reasonably and equitably determined by Landlord) effective as of the date of taking.

C. Condemnation Proceeds. All damages awarded for a taking under the power of eminent domain shall belong to and be the exclusive property of Landlord whether such damages be awarded as compensation for diminution in value of the leasehold estate hereby created or to the fee of the Premises or the Project; provided, however, that Tenant shall be entitled to maintain an action for a separate award to Tenant for the value and cost of removal and relocation of its personal property and trade fixtures. If any condemnation proceeds are recoverable by Landlord on account of any taking affecting the Premises or the Project, then Tenant agrees that as between this Lease and any Mortgage, the terms of such Mortgage shall govern and be determinative relative to the payment and disposition of such proceeds.

SECTION 18. DEFAULT AND REMEDIES.

A. Default by Tenant. Each of the following occurrences shall be deemed an event of default ("Default") by Tenant under this Lease:

         (1) Tenant has not paid when due any installment of Rent or any other payment required pursuant to this Lease within five (5) days after written notice by Landlord; or

         (2) Tenant has not complied with any term, provision or covenant of this Lease, other than the payment of Rent, and has not cured such noncompliance within ten (10) days after written notice to Tenant or such additional time as may be reasonably necessary to cure if the noncompliance cannot be cured within ten (10) days, so long as Tenant commences cure within said ten (10) day period and thereafter diligently pursues cure to completion; or

         (3) Tenant files a petition, or an involuntary petition is filed against Tenant, or Tenant becomes insolvent under any applicable federal or state bankruptcy or insolvency law, or Tenant admits that it cannot meet its financial obligations as they become due, or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant, or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or

         (4) Tenant does or permits to be done any act which results in a lien being filed against the Premises or the Project, and such lien is not discharged or bonded over pursuant to Section 11.H. of this Lease.

         If a Default under Section 18.A.(4) occurs, nothing contained herein shall be construed to express or imply that Landlord consents to any assumption and/or assignment of the Lease by Tenant or the inclusion of this Lease within Tenant's bankruptcy estate, and Landlord expressly reserves the right to object to any assumption and/or assignment of the Lease and to any inclusion of this Lease within Tenant's bankruptcy estate. Neither Tenant nor any trustee who may be appointed in such case shall conduct or permit of any "fire", "bankruptcy", "going out of business", auction sale or other public sale in or from the Premises. If Tenant abandons the Premises, Tenant releases and discharges Landlord from any duty of care or other obligation regarding any of Tenant's property remaining in the Premises.

B. Landlord's Remedies for Tenant's Default. Upon the occurrence of a Default as defined above, Landlord may, in its sole discretion, elect any one or more of the following remedies:

         (1) to cancel and terminate this Lease by written notice to Tenant; or

         (2) whether or not Landlord elects to terminate this Lease, to enter upon and repossess the Premises without resort to judicial process or notice of any kind if Tenant has abandoned or voluntarily surrendered possession of the Premises, otherwise with resort to judicial process by unlawful detainer action, summary proceedings, ejectment, force or otherwise, and Landlord may, at Landlord's option, enter the Premises and take and hold possession thereof, and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, without Landlord becoming liable for any loss or damage which may be occasioned thereby; or

         (3) to cure the Default at any time for the account and at the expense of Tenant, in which event Tenant shall reimburse Landlord upon demand for any amount expended by Landlord in connection with the cure, including, without limitation, reasonable attorneys' fees and interest; or

         (4) to pursue any other remedy at law or in equity that may be available to Landlord.

         Upon and after repossession, whether or not Landlord has elected to terminate this Lease, Landlord may, but shall not be obligated to, relet the Premises, or any part thereof, to any one other than the Tenant, for such time and upon such terms and uses as Landlord may determine in its sole discretion. Landlord may also make alterations and repairs to the Premises to the extent Landlord deems necessary or desirable to relet the Premises. Any rent received shall be applied against Tenant's monetary obligations hereunder, but Landlord shall not be responsible or liable for any failure to collect any rent due upon such reletting.

         In the event of any such termination or repossession, Tenant shall be liable to Landlord as follows:

         (i) for all reasonable attorneys' fees and expenses incurred by Landlord in connection with exercising any remedy hereunder;

         (ii) for the unpaid installments of Base Rent, additional rent or other unpaid sums that were due prior to such termination or reentry, including without limitation, interest and late payment fees, which sums shall be payable immediately;

         (iii) for the installments of Base Rent, additional rent, and other sums falling due pursuant to the provisions of this Lease for the period after reentry, including without limitation, late payment charges and interest, which sums shall be payable as they become due hereunder;

         (iv) for all expenses incurred in releasing the Premises, including leasing commissions, reasonable attorneys' fees, and costs of alteration or repairs, which shall be payable by Tenant as they are incurred by Landlord; and

         (v) while the Premises are subject to any new lease or leases made pursuant to this Section, for the amount by which the monthly installments of rent payable under such new lease or leases is less than the monthly installment for all charges payable pursuant to this Lease, which deficiencies shall be payable monthly.

         At any time after termination or repossession, whether or not Landlord may have collected any damages pursuant to the foregoing provisions, Landlord shall be entitled to recover from Tenant, as and for liquidated and agreed upon final damages for loss of bargain due to Tenant's Default, and not as a penalty, and in lieu of the amounts which would thereafter be payable pursuant to the foregoing provisions (but not in diminution of the amounts payable as provided above before termination), the present value of a sum equal to the amount by which the then fair rental value of the Premises is less than the Base Rent, additional rent and other sums or charges which would have been payable by Tenant for the unexpired portion of the term of this Lease. Tenant shall promptly pay to Landlord on demand the amount of such deficiency and all expenses incident thereto (including without limitation, commissions, reasonable attorneys' fees and expenses, and costs of repairs). If Landlord, after any such reentry, leases or relets the Premises, then the rent payable under such new lease shall be conclusive evidence of the fair rental value of the unexpired portion of the term of this Lease. If this Lease shall be terminated by reason of bankruptcy or insolvency of Tenant, Landlord shall be entitled to recover from Tenant or Tenant's estate, as liquidated damages for loss of bargain and not as a penalty, the amount determined by the immediately preceding paragraph.

C. Interest and Attorney's Fees. In the event of a Default by Tenant, Tenant agrees to pay Landlord (i) if a monetary default, accrued interest on any sum due and unpaid at the rate of the lesser of eighteen percent (18%) per annum or the highest rate permitted by law,
         (ii) Landlord's costs of collection, including without limitation court costs and reasonable attorney's fees and expenses, whether suit is actually filed or not, and (iii) any late charges set forth in Section 5 of this Lease.

D.       Additional Remedies, Waivers, Miscellaneous.

         (1) The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereafter provided by law. All rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise its rights and remedies at any times, in any order, to any extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another.

         (2) A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time, and shall not be construed to relieve Tenant of any its liabilities and obligations under this Lease, which shall survive any such election.

         (3) No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to, a Default.

         (4) No waiver of Default shall extend to or affect any other Default or impair any right or remedy with respect thereto.

         (5) No action or inaction by Landlord shall constitute a waiver of Default.

         (6) No waiver of a Default shall be effective unless it is in writing and signed by Landlord.

SECTION 19. NOTICES. All Rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth in Section 1.H. of this Lease, or such other address designated by Landlord by written notice to Tenant. All payments required to be made by Landlord to Tenant shall be payable at the address set forth in Section 1.H., or such other address within the United States as designated by Tenant by written notice to Landlord. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when (i) deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, or (ii) deposited with a reputable national commercial courier for overnight delivery (eg. Federal Express or U.P.S.), addressed to the parties at the respective addresses set forth in Section 1.I. of this Lease.

SECTION 20. LANDLORD ASSIGNMENT. Landlord shall have the right to sell, convey, transfer, mortgage, or assign, in whole or in part, for collateral purposes or otherwise, its rights and obligations under this Lease and in all or part of the Premises and the Project. In the event of any sale, conveyance, transfer or assignment made other than for collateral purposes, this Lease shall remain in full force and effect, provided, however, that (i) Landlord shall be released from any and all liabilities under this Lease first arising after the date of such sale, conveyance, assignment or transfer so long as the transferee assumes the obligations of Landlord under this Lease first arising after the effective date of such sale, conveyance, transfer or assignment, and (ii) upon receipt of written notice from Landlord, Tenant shall immediately and automatically attorn to the transferee.

SECTION 21. SUBORDINATION AND ATTORNMENT. This Lease is subject and subordinate to (i) the lien of any Mortgage which may now or hereafter encumber all or part of the Project, and (ii) all existing recorded restrictions, covenants, easements and agreements with respect to the Project, provided, however, that so long as this Lease is in full force and effect and Tenant is not in default beyond any applicable cure period hereunder, Tenant's possession of the Premises pursuant to the terms of this Lease shall not be disturbed. In order to confirm such subordination (and/or any other terms set forth in this Section), Tenant shall, within ten (10) days after written request from Landlord, execute and deliver to Landlord or any Mortgage holder, any certification, instrument or other document required by Landlord or such Mortgage holder, in form and content as reasonably required by Landlord or such Mortgage holder. Tenant acknowledges and agrees that its failure to deliver any such statement in a timely manner, in addition to being a Default under this Lease, could result in a loss of favorable financing for the Project and Tenant agrees to be liable to Landlord for both actual and consequential damages resulting from breach hereunder. Notwithstanding anything contained herein to the contrary, if the holder of any Mortgage elects to have this Lease be prior to its lien, Tenant agrees that upon receipt of notice of same from Landlord or such Mortgage holder, this Lease will be prior to such lien.

If the interests of Landlord under this Lease shall be transferred by reason of foreclosure, deed in lieu of foreclosure or other proceedings for enforcement of any Mortgage to any third party transferee (including without limitation the holder of any such Mortgage) (sometimes called the "New Owner"), then (i) Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder, (ii) at the option of New Owner, Tenant shall be bound to the New Owner under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the New Owner were Landlord under this Lease, (iii) at the option of New Owner, Tenant shall attorn to the New Owner as its Landlord, and (iv) so long as this Lease is in full force and effect and Tenant is not in default beyond any applicable cure period hereunder at the time of transfer to New Owner, this Lease shall remain in full force and effect and the New Owner shall not disturb Tenant's possession of the Premises. Notwithstanding anything in this Lease to the contrary, neither the holder of any Mortgage (whether or not it acquires the interest of Landlord under this Lease by foreclosure, deed in lieu of foreclosure or other proceedings to enforce a Mortgage) or any New Owner shall be liable for any act or omission of Landlord or any offsets or defenses which Tenant might have against Landlord, or bound by any prepayment by Tenant of more than one month's installment of Rent (unless the New Owner actually receives the prepaid Rent), or by any amendment or modification of this Lease made subsequent to the granting of the Mortgage by Landlord that pertains to term or rent.

SECTION 22. ESTOPPEL CERTIFICATES. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of request from Landlord, a written statement certifying, to the extent applicable, the following: (i) Tenant is in possession of the Premises; (ii) the Premises are acceptable; (iii) the Lease is in full force and effect and there have been no amendments or modifications, or if there have been amendments or modifications, stating the amendments or modifications;
(iv) the dates through which the Rent and other charges hereunder have been paid by Tenant; (v) agreeing that Tenant and Landlord will not thereafter modify this Lease without the prior consent of the Mortgage holder; (vi) Tenant claims no present charge, lien, or claim or offset against Rent or describing such charge, lien or claim; (vii) the Rent is not and will not be prepaid for more than one month in advance; (viii) there is no existing default by reason of some act or omission by Landlord; and (ix) such other matters as may be reasonably required by Landlord or the Mortgage holder. Tenant agrees that any such statement may be relied upon by any present owner or prospective purchaser of the Project and any present or prospective Mortgage holder or assignee of such Mortgage holder. Tenant acknowledges and agrees that its failure to deliver any such statement in a timely manner, in addition to being a Default under this Lease, could result in a loss of favorable sale or financing and Tenant agrees to be liable to Landlord for both actual and consequential damages resulting from breach hereunder.

SECTION 23. LANDLORD'S LIABILITY. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Project including all future rents as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Project as herein expressly provided.

SECTION 24. SECURITY DEPOSIT. The security deposit set forth in Section 1.F. ("Security Deposit") shall be paid to Landlord concurrently with Tenant's execution and delivery of this Lease to Landlord and shall be held by Landlord for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any Default by Tenant under this Lease, Landlord may, from time to time, in addition to any other remedy of Landlord, use the Security Deposit to the extent necessary to make good any arrears of Rent, or to repair any damage or injury, or pay any expense or liability incurred by Landlord arising from the Default, and any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon termination of this Lease. If any portion of the Security Deposit is so used or applied, Tenant shall, upon ten (10) days written notice from Landlord, deposit with Landlord by cash or cashier's check an amount sufficient to restore the Security Deposit to its original amount.

INTENTIONALLY DELETED

SECTION 26. BROKERAGE. Landlord and Tenant each represents and warrants to the other that there is no obligation to pay any brokerage fee, commission, finder's fee or other similar charge in connection with this Lease, other than a fee due to Bryan Van Hoof of Paramount Real Estate, which is the responsibility of Landlord. Each party covenants that it will defend, indemnify and hold harmless the other party from and against any loss or liability by reason of brokerage or similar services alleged to have been rendered to, at the instance of, or agreed upon by said indemnifying party. Notwithstanding anything herein to the contrary, Landlord and Tenant agree that there shall be no brokerage fee or commission due on expansions, options or renewals by Tenant.

SECTION 27.  MISCELLANEOUS.

A. Limitation of Warranties. EXCEPT AS OTHERWISE PROVIDED HEREIN, LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

B. Landlord's Management Agent. Landlord hereby notifies Tenant that CSM Corporation, a Minnesota corporation, has been appointed to act as the agent in the management and operation of the Project for Landlord and is authorized to accept service of process and receive or give receipts for notices and demands on behalf of Landlord. Landlord reserves the right to change the identity and status of its duly authorized agent upon written notice to Tenant.

C. Tenant's Authority. If Tenant executes this Lease as a corporation or limited liability company ("LLC"), each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and existing corporation or LLC, as the case may be, that Tenant is qualified to do business in the state in which the Premises are located, that the corporation or LLC has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation or LLC is authorized to do so.

D. Successors and Assigns. This Lease shall be binding upon and inure to the benefit of Landlord and its heirs, personal representatives, successors and assigns, and Tenant and its heirs, personal representatives and permitted successors and assigns.

E. Severability. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

F. Counterparts. This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but together shall constitute one and the same instrument.

G. Force Majeure. Neither party shall be required to perform any covenant or obligation in this Lease, or be liable in damages to the other party, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of force majeure or by the other party. For purposes of this Lease, "force majeure" shall mean any of the following occurrences: act of God; fire; earthquake; flood; explosion; actions or the elements of war; invasion; insurrection; riot; mob violence; sabotage; inability to procure equipment, facilities, materials or supplies in the open market; failure of power; failure of transportation; strikes; lockouts; actions of labor unions; condemnation; requisition; laws; orders of governments or civil or military authorities; or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of Landlord or Tenant, as the case may be.

H. Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

I. Headings. The section headings appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section.

J. Amendment. This Lease may not be altered, waived, amended, or extended except by an instrument in writing signed by Landlord and Tenant.

K. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter set forth herein, and supersedes and replaces all other agreements or understandings of the parties, whether oral or written.

L. Construction. THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY AND THEIR RESPECTIVE COUNSEL HAVE REVIEWED AND REVISED, OR HAVE HAD THE OPPORTUNITY TO REVIEW AND REVISE, THIS AGREEMENT AND THAT THE NORMAL RULE OF CONSTRUCTION TO THE EFFECT THAT AMBIGUITIES ARE TO BE RESOLVED AGAINST THE DRAFTING PARTY SHALL NOT BE EMPLOYED IN THE INTERPRETATION OF THIS LEASE OR ANY EXHIBITS, ADDENDUMS OR AMENDMENTS HERETO.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease effective the day and year first above written.

LANDLORD                                    TENANT

CSM PROPERTIES, INC.                        QUANTECH LTD.


BY: _____________________________________   BY: _______________________________

ITS: _____________________________________  ITS: ______________________________